Exhibit 99

                              FOR IMMEDIATE RELEASE
                              ---------------------

                       ALL AMERICAN SEMICONDUCTOR REPORTS
                    YEAR-END AND FOURTH QUARTER 2005 RESULTS

         Sales Increase 14% and 6% for Fourth Quarter and Year-End 2005
                            Over Same Periods of 2004

Miami, FL - March 31, 2006 -- All American Semiconductor, Inc. (The Nasdaq Stock Market:SEMI), a leading distributor of electronic components, today announced its results for the year and quarter ended December 31, 2005.

Net sales for the year ended December 31, 2005 were $433.0 million, up 6% from net sales of $409.4 million for 2004. Income from operations was $5.9 million for 2005, compared to $8.2 million for 2004. Net income was $582,000 or $.14 per share (diluted) for 2005, compared to $3.2 million or $.78 per share (diluted) for 2004. Net income for 2004 includes other income of $1.1 million on a pre-tax basis ($627,000 on an after-tax basis or $.15 per share (diluted)) as a result of our prevailing in a contract litigation.

Net sales for the fourth quarter of 2005 increased 14% to $114.2 million, from $100.5 million for the same period of 2004. Income from operations was $1.5 million for the fourth quarter of 2005, compared to $1.4 million for the fourth quarter of 2004. Net income for the fourth quarter of 2005 was $4,000 or $.00 per share (diluted), compared to net income of $203,000 or $.05 per share (diluted) for the same period of 2004.

Bruce M. Goldberg, President and Chief Executive Officer of All American, stated, "As sales grew in 2005 we continued to invest in further expansion. While revenues were up 14% in the fourth quarter and 6% for the year 2005, our profitability was impacted by the addition of 35 people including several key additions to our management team. Profitability was also impacted by an increase in interest expense and a slight decrease in gross margins.

"During 2005 we also made a significant investment in our infrastructure, particularly in the development of a new enterprise resource planning system that, among other things, will enable us to support our globalization with 24 by 7 processing and multinational currencies. The new system will also enable us to better monitor and manage assets, increase productivity, increase sales and manage growth. The new ERP system was placed into service in February of 2006. As expected the implementation created interruptions in our operations which will impact our performance during the first half of 2006.

"These investments in human resources and infrastructure have positioned All American to take advantage of the growth opportunities that we expect lie ahead. We are encouraged with positive signs we see in our industry. These positive signs combined with the opportunities created both from industry consolidation and global expansion give us reason to be optimistic about the second half of 2006 after we have worked our way through our ERP issues."

All American is recognized as the nation's 4th largest distributor of semiconductors and the 9th largest electronic components distributor overall. The Company has offices in 36 strategic locations throughout North America, as well as operations in both Asia and Europe.

To the extent that this press release discusses future performance, expectations, beliefs or intentions about our sales, markets, future operating results or investments in the growth of our business or otherwise makes statements about the current or future industry or market conditions, trends or developments including relating to industry consolidation, global expansion and the implementation of our ERP system and its impact on our operating performance in 2006, the statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results, performance or achievements to differ materially from the statements made. Factors that could adversely affect the Company's future results, performance or achievements include, without limitation: a weakening of industry and market conditions and business activity; a tightening by customers of their inventory levels; a slowdown in sales; the level of interruption in operations and service resulting from the implementation of our ERP system; the continuance of a trend for electronics manufacturing to move offshore; the level of effectiveness of the Company's business, growth, investment and marketing and expansion strategies, including those outside North America and particularly in Asia; insufficient funds from operations, from the Company's credit facility and from other sources (debt and/or equity) to support the Company's operations or the inability of the Company to obtain additional financing when needed or on terms acceptable to the Company; an increase in interest rates, including as a result of interest rate hikes by the Federal Reserve Board, and/or an increase in the Company's average outstanding borrowings; the ability of the Company to comply with the covenants under our credit facility and/or to obtain modifications of certain covenants when it is not in compliance therewith; a reduction in the level of demand for products of its customers including the level of growth of some of the new technologies supported by the Company; deterioration in the relationships with existing suppliers, particularly one of our largest suppliers; decreases in gross profit margins, including decreasing margins resulting from the Company being required to have aggressive pricing programs, an increasing number of low-margin, large volume transactions, inventory oversupply conditions and/or increases in the costs of goods; significant cancellations, reductions or delays in orders by customers; problems with telecommunication, computer and information systems; the inability of the Company to expand its product offerings or obtain product during periods of allocation; the impact from changes in accounting rules; the impact from changes in international trade regulations and foreign laws; adverse currency fluctuations; the adverse impact of terrorism or the threat of terrorism on the economy; the impact of natural disasters on our corporate offices and other facilities; and the other risks and factors including those detailed in the Company's reports on Forms 10-K and Forms 10-Q and other press releases. These risks and uncertainties are beyond the ability of the Company to control. In many cases, the Company cannot predict the risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. The Company undertakes no obligation to update publicly or revise any forward-looking statements, business risks and/or uncertainties.

                        ALL AMERICAN SEMICONDUCTOR, INC.
                   CONSOLIDATED CONDENSED STATEMENTS OF INCOME

(Dollars in thousands
 except per share amounts)
                                           Quarters
                                         (Unaudited)                Years
Periods Ended December 31           2005          2004         2005         2004
--------------------------------------------------------------------------------
Net Sales                     $  114,248   $   100,513   $  433,020   $  409,421
                              ==========   ===========   ==========   ==========

Income from Operations        $    1,477   $     1,362   $    5,915   $    8,196
                              ==========   ===========   ==========   ==========

Net Income (1)                $        4   $       203   $      582   $    3,207
                              ==========   ===========   ==========   ==========

Earnings Per Share (1):
  Basic                          $   .00       $   .05      $   .15      $   .84
                                 =======       =======      =======      =======
  Diluted                        $   .00       $   .05      $   .14      $   .78
                                 =======       =======      =======      =======

Average Shares:
  Basic                        3,959,774     3,887,917    3,933,118    3,836,002
                               =========     =========    =========    =========

  Diluted                      4,102,236     4,155,261    4,096,932    4,128,049
                               =========     =========    =========    =========

(1) The year ended December 31, 2004 includes $1,081,000 on a pre-tax basis ($627,000 on an after-tax basis or $.15 per share (diluted)) of other income as a result of our prevailing in a contract litigation.

                                      # # #

CONTACT:

Bruce M. Goldberg, CEO
Howard L. Flanders, CFO
(305)  621-8282 x1417